                                                                    EXHIBIT 4(r)


              SECOND SUPPLEMENTAL AGREEMENT TO THE UNIT AGREEMENT


         SECOND SUPPLEMENTAL AGREEMENT TO THE UNIT AGREEMENT, dated as of July 1, 1999 (the "Supplemental Agreement"), among SALOMON SMITH BARNEY HOLDINGS INC., a corporation duly organized and existing under the laws of the State of Delaware ("SSBH"), SSBHI MERGER COMPANY INC., a corporation duly organized and existing under the laws of the State of New York ("Merger Company"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as Agent (the "Agent"), under the Unit Agreement, dated as of July 3, 1996, between SSBH and the Agent, as supplemented .by a supplemental agreement dated as of November 28, 1997 among Travelers Group Inc., SSBH and the Agent (the "Unit Agreement").

                                   WITNESSETH:

         WHEREAS, SSBH and the Agent entered into the Unit Agreement;

         WHEREAS, pursuant to the Unit Agreement, certain Purchase Contracts (the "Purchase Contracts") were executed in connection with the sale of the Units pursuant to the Unit Agreement;

         WHEREAS, SSBH, The Bank of New York, a corporation duly organized and existing under the laws of the State of New York, as Collateral Agent (the "Collateral Agent"), and The Chase Manhattan Bank, as Unit Agent, entered into the Pledge Agreement (the "Pledge Agreement") dated as of July 3, 1996 providing for, among other things, the pledge of the Preferred Securities (as defined in the Unit Agreement) to the Collateral Agent;

         WHEREAS, SSBH will merge into Merger Company (the "Merger"), effective as of the effective time of the Merger (the "Effective Time"), pursuant to an Agreement and Plan of

Merger dated as of June 30, 1999 between Merger Company and SSBH (the "Merger Agreement");

         WHEREAS, pursuant to the Agreement and Plan of Merger, as of the Effective Time, Merger Company will change its name to Salomon Smith Barney Holdings Inc.;

         WHEREAS, as of the Effective Time of the Merger, Merger Company, as successor by merger to SSBH, will succeed, insofar as permitted by law, to all rights, liabilities and obligations of SSBH;

         WHEREAS, SSBH and Merger Company desire to enter into this Supplemental Agreement;

         NOW, THEREFORE, Merger Company covenants and agrees with the Agent as follows:

                                    ARTICLE I

                           ASSUMPTION AND SUBSTITUTION

         Section 1.01. As of the Effective Time, Merger Company hereby assumes the obligations of the Company (as defined in the Unit Agreement) under the Purchase Contracts, the Unit Agreement and the Pledge Agreement.

         Section 1.02 The validity, interpretation, construction and performance of this Supplemental Agreement shall be governed by, and be construed in accordance with, the laws of the State of New York, without regard to its conflicts of laws principles.

         Section 1.03 This Supplemental Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

Each of SALOMON SMITH BARNEY HOLDINGS INC., SSBHI MERGER COMPANY INC., and THE CHASE MANHATTAN BANK, as Agent, has caused this Supplemental Agreement to be signed by one of its officers thereunto, all as of July 1, 1999.


                              SALOMON SMITH BARNEY HOLDINGS INC.


                              By: /s/ Mark Kleinman
                                  ---------------------------------------------
                                  Name: Mark Kleinman
                                  Title: Executive Vice President and Treasurer


                              SSBHI MERGER COMPANY INC.


                              By: /s/ Mark Kleinman
                                  ---------------------------------------------
                                  Name: Mark Kleinman
                                  Title: Executive Vice President and Treasurer


                              THE CHASE MANHATTAN BANK,
                              as Agent


                              By: /s/ Robert S. Peschler
                                  ---------------------------------------------
                                  Name: Robert S. Peschler
                                  Title: Assistant Vice President